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                  U.S. SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                         SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                   1934

                         [ X ]Filed by Registrant

                     [ X ] Definitive Proxy Statement

                     Commission file number:  0-18108

                        FINET HOLDINGS CORPORATION
             (Name of Registrant as specified in its charter)

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

                        FINET HOLDINGS CORPORATION
                            3021 Citrus Circle
                          Walnut Creek, CA 94598


October, 1997

Dear Finet Shareholder:

We have scheduled the 1997 Finet Holdings Corporation Annual Meeting of Shareholders. We anticipate that it will be a brief, routine meeting to complete the following items, the first two of which are annual requirements. We have received no requests for other matters to be presented.

1.   Re-elect seven directors

2.   Approve reappointment of Reuben E. Price & Co. as independent auditors

3. Approve the Board of Directors resolution to amend the Company's stock option plan

Shareholders of record at the close of business on October 31, 1997 may vote. If you attend you can cast your vote at the meeting, or you can vote by signing and returning the enclosed proxy, in which case the individuals named on the proxy will vote your shares in the manner you indicate.

So that we may provide adequate seating, if you plan to attend, please immediately notify Paige Lane at 510-906-5884.

Whether or not you plan to attend, please complete, sign, date and return the enclosed proxy ballot in the envelope provided.

Thank you for your continued interest in our Company.

Sincerely,

/s/ Jan Hoeffel


Jan Hoeffel
Secretary

                       Attendance and Voting Matters

The Quorum Requirement

A quorum of shareholders is necessary to hold a valid meeting. If shareholders representing at least one-half of Finet shares outstanding are present in person or by proxy, a quorum will exist. By completing and returning the enclosed ballot, your shares will count as present for establishing a quorum.

                       Item 1. Election of Directors

Our bylaws provide for not less than five and not more than nine directors and for the election of all directors at each annual shareholders meeting to serve a term which expires at the next annual shareholder meeting. The following directors are nominated for reelection:

1. Stephen J. Sogin, Ph.D., 54, a Director of the Company since 1990. Dr. Sogin is also a Director of Osteotech, Inc.

2. L. Daniel Rawitch, 38, Chief Executive Officer of Finet Holdings Corporation and a Director of the Company since 1994.

3. Jan Hoeffel, 61, President and Secretary of Finet Holdings Corporation and a Director of the Company since 1995.

4. James W. Noack, 45, President of Monument Mortgage, Inc. and a Director of the Company since January, 1997.

5. S. Lewis Meyer Ph.D., 52, President and Chief Executive Officer of Imatron, Inc., a computerized tomography firm and a Director of the Company since January, 1997.

6. Jose Filipe Guedes, 50, Managing Partner of Ceramic, a ceramic tile manufacturer, and Pinto Basil, a real estate investment firm, and a Director of the Company since January, 1997.

7. Jose Maria Salema Garcao, 50, a Director and Chairman of the Company since October, 1997.

Your Board of Directors recommends a vote for these nominees.

Board Meetings and Committees

Normally the Board meets quarterly. Our full Board met five times thus far in calendar 1997. In addition to meetings of the full Board, directors attended meetings of individual Board committees and often considered issues separate from these meetings. For our incumbent Board as a whole, attendance at full Board and committee meetings exceeded 90%

Our Board has three standing committees that serve a critical function for Finet and its shareholders.

The Executive Committee normally meets in months without a full Board meeting to review ongoing company operations and plans. Present members of the Committee are Messrs. Meyer, Sogin, Rawitch, Hoeffel and Noack. Thus far in calendar 1997, the Committee held six meetings

The Audit Committee reviews management's independent accountant selection and makes recommendations to the Board based on that review. The Committee also questions management and independent accountants on the application of accounting and reporting standards to Finet. Present members of the committee are Messrs. Meyer and Sogin. Thus far in calendar 1997, the Committee held one meeting.

The Compensation Committee reviews Finet's compensation practices and approves its compensation programs and plans. Present members of the Committee are Messrs. Meyer, Sogin and Noack. Thus far in calendar 1997, the Committee held one meeting.

      Security ownership of certain beneficial owners and Management

The following table sets forth certain information with respect to the beneficial ownership of the Company's common stock at April 30, 1997: (1) by each person known by the Company to own beneficially more than five percent of the Company's outstanding shares of common stock; (2) by each current Director, executive officer of the Company; and (3) by all officers, Directors and Director nominees as a group. Except as otherwise indicated in the notes to this table, the holders listed below have sole voting and investment power with respect to such shares. For purposes of this table, a person is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person named below on a given date, any security which such person has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

                  Beneficial Ownership
-----------------------------------------------------------
               Name and Address of      ----Common stock----
               Beneficial Owner           # owned    % owned
------------   ----------------------   ----------   -------
Beneficial     Jose Salema Garcao       9,100,000 <F1>   29.9%
Owners of      Quinta de Marinha
more than 5%   Lote CT-14
of shares      2750 Cascais, Portugal
outstanding
               James A. Umphryes        3,260,000 <F2>   12.7%
               3741 Waterford Lane
               Walnut Creek, CA 94598

               Cumberland Partners      2,564,781 <F3>    9.9%
               1114 Ave of Americas
               New York, NY 10036

Directors      Jose Salema Garcao       9,100,000 <F1>   29.9%
and Officers   James W. Noack           4,315,000 <F4>   16.7%
and Officers   Jan C. Hoeffel           1,263,975 <F5>    4.9%
               L. Daniel Rawitch        1,074,934 <F6>    4.1%
               Jose Philipe Guedes        360,000 <F7>    1.4%
               Stephen J. Sogin           155,663 <F8>    0.6%
               S. Lewis Meyer              40,000 <F9>    0.2%
               D. Allen Malmuth             7,500 <F10>   0.0%
8 Directors
and Officers
as a group                              16,296,962       56.2%

<F1>
Reflects 4,400,000 shares beneficially owned by him and currently exercisable warrants to acquire 4,700,000 shares.
<F2>
Reflects 3,220,000 shares beneficially owned by him, 20,000 beneficially owned by his spouse and 20,000 shares beneficially owned by his minor child.
<F3>
Reflects 2,350,000 shares beneficially owned and currently exercisable warrants to acquire 214,781 shares.
<F4>
Reflects 4,295,000 shares beneficially owned by him and 20,000 shares beneficially owned by his minor child.

<F5>
Reflects 1,037,817 shares beneficially owned by him, 917 shares beneficially owned by his spouse and currently exercisable options to acquire 225,241 shares.
<F6>
Reflects 926,934 shares beneficially owned by him and currently exercisable options to acquire 148,000 shares.
<F7>
Reflects 320,000 shares beneficially owned by him and currently exercisable options to purchase 40,000 shares granted for his services as a Director.
<F8>
Reflects 50,000 shares beneficially owned by him and currently exercisable options to purchase 105,633 shares granted for his services as a Director.
<F9>
Reflects currently exercisable options to purchase 40,000 shares granted for his services as a Director.
<F10>
Reflects 7,500 shares beneficially owned by him.

                    EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation

The following table sets forth information regarding compensation received by the Company's Chief Executive Officers and each of the Company's other executive officers whose total annual compensation exceeded $100,000 with respect to the fiscal years ended April 30, 1997, 1996, and 1995, respectively. Effective January 1, 1997, Messrs. Rawitch, Hoeffel and Noack, each of whom manages a different segment of the Company's business, voluntarily elected to defer a portion of their annual salaries.

                        SUMMARY COMPENSATION TABLE
                   Annual Compensation       Awards            Other
                   ------------------- ----------------------  --------
Name and                     Other     Restricted  Securities  All
Principal  Fiscal            Annual    Stock       Underlying  Other
Position   Year    Salary    Comp      Awards      Options     Comp <F1>
---------  ------  --------  --------  ----------  ----------  --------
L. Daniel  1997    $ 90,664  $ 58,341      -           -       $ 35,000
Rawitch    1996      60,840    38,789      -       100,000         -
CEO        1995     100,000    20,000      -        48,000         -

Harry R.   1997        -         -         -          -            -
Kraatz     1996        -         -         -          -            -
CEO/Pres   1995 <F2> 60,000      -         -       184,320         -

Jan C.     1997      55,169    53,762      -           -         18,000
Hoeffel,   1996      47,000     1,500      -       100,000         -
President  1995        0         -         -       125,000         -

James W.   1997     116,990     8,735      -           -           -
Noack, MMI
President,
Director

Paul R.    1997     119,386    10,033      -           -           -
Garrigues,
MMI CFO

<F1>
During fiscal year 1997 prior to the acquisition of PAMN by Finet, Mr. Rawitch was employed by PAMN on a part time basis and received annual compensation of $35,000, and Mr. Hoeffel received from PAMN consulting fees of $18,000.
<F2>
Mr. Kraatz , who resigned as Chief Executive Officer and voluntarily surrendered 96,000 options on May 15, 1995, was engaged through November, 1995 to market brokerage franchises, for which no compensation was earned or paid, and his remaining 88,320 options expired unexercised in December 1995.

                     OPTION GRANTS IN LAST FISCAL YEAR
Individual Grants
-----------------------------------------------------------------
                              % Total    Exercise
                    Options   Options    Price     Expiration
Name                Granted   Granted    Price($/sh)     Date
-----------------   -------   --------   -----------   ----------
Stephen J. Sogin     40,000    33.3%       .50          1/2002
Jose Philipe Guedes  40,000    33.3%       .50          1/2002
S. Lewis Meyer       40,000    33.3%       .50          1/2002
                    -------   ------
                     120,000   100.0%
                    ========   ======

The period covered in the above table is from May 1, 1996 to April 30, 1997. The most recent prior annual report covered the period from January 1, 1995 to December 31, 1995. During the intervening period from January 1, 1996 to April 30, 1996, the following options were granted:

-----------------------------------------------------------------
                              % Total    Exercise
                    Options   Options    Price<F1>     Expiration
Name                Granted   Granted    Price($/sh)     Date
-----------------   -------   --------   -----------   ----------
Stephen J. Sogin     50,317    20.2%     $ .06          1/2001
L. Daniel Rawitch   100,000    39.9%       .06          1/2006
Jan C. Hoeffel      100,000    39.9%       .06          1/2006
                    -------   --------
                     250,317   100.0%

<F1>
Pursuant to the Company's plan of recapitalization approved by shareholders in the first quarter of 1996, which included the agreement to repurchase 6 million shares from Cumberland for $.03 per share, in the absence of an active trading market for the Company's shares, the Company's Board of Directors established $.03 as the share value for that period. As a result of the reverse split of October, 1996, that value became $.06 per share. The options granted and the exercise prices above have been adjusted for the reverse stock split of October, 1996.

Director Compensation

Heretofore, the members of the Board of Directors have not received any cash compensation for services on the Board of Directors or any committee thereof but are reimbursed for expenses actually incurred in attending meetings of the Board and its committees. In January, 1997 the Board's Compensation Committee recommended and the Board resolved that outside Directors be compensated as described below. Of our current Board members, three, Messrs. Rawitch, Hoeffel and Noack, are salaried employees of Finet. Board members that are not salaried employees of Finet receive separate compensation for Board service.

     Annual Retainer:         $15,000 for attendance at full Board meetings
     Attendance Fees:         $1,000 for each Board Committee meeting
     Expense Reimbursement:   Expenses related to meeting attendance
     Stock Options:           40,000 shares upon initial election, 25,000
per year
                         for three years thereafter, all subject to
continued
                         service. (Assumes shareholder approval of option plan amendment as described herein)

Payment of all Director retainer fees and attendance fees has been deferred year to date.

               Item 2. Appointment of Reuben E. Price & Co.

Each year, independent outside auditors are employed to review the Company's annual financial statements. The Board of Directors recommends the reappointment of Reuben E. Price & Co. as independent auditors for the fiscal year ending April 30, 1998.

Reuben E. Price & Co. has been the independent auditors of the Company since 1993, and no relationship exists other than the usual relationship between independent public accountant and client.

If the appointment of Reuben E. Price & Co. as independent auditors for the current fiscal year is not approved by shareholders, the adverse vote will be considered a direction to the Board of Directors to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the appointment for this year will stand unless the Board finds other good reason for making a change.

A representative of Reuben E. Price & Co. will be available at the annual meeting of shareholders to respond to questions.

Your Board of Directors recommends a vote for this proposal.

           Item 3. Amendment of the Company's Stock Option Plan

The Company has had an incentive stock option plan since 1989. The number of shares reserved for issuance under this plan , originally 750,000, was increased to 1,000,000 in 1990 at a time when the total shares outstanding was less than 3,000,000. Directors were to be granted 5,000 options at the rate of 1,250 options per year as consideration for their continued service.

As a result of several subsequent reverse stock splits and increases in the number of shares reserved, the current number of shares reserved for the stock option plan is 500,000, the total number of shares outstanding is nearly 30,000,000, and the number of options to be granted to directors is 316 at the rate of 79 options per year.

Accordingly, the Board of Directors has resolved to amend the plan as follows:

A. to change the name of the plan from the "William & Clarissa, Inc. 1989 Stock Option Plan" to the "Finet Holdings Corporation 1989 Stock Option Plan."

B. to grant directors an immediately exerciseable non-incentive five year option to purchase 40,000 shares upon initial election as a director and, thereafter, on each of the next four anniversaries of continued service as a director, a five year option to purchase 25,000 shares, exerciseable at the rate of 6,250 shares per quarter, all subject to continued service as a director.
C. to increase the number of shares reserved for issuance under the plan from 500,000 shares to 1,750,000 shares.
D. to reserve 875,000 shares for a Stock Bonus Plan, with all such grants of stock in lieu of cash bonus payments to be as recommended by the Compensation Committee and approved by the Board of Directors.
E. to add at the discretion of the Board a fourth payment alternative for the exercise of stock options in the form of a net exercise payment alternative whereby shares would be issued upon exercise in an amount equal to the positive difference, if any, between the exercise price and the fair market value upon exercise divided by the fair market value upon exercise.

Your Board of Directors recommends a vote for this proposal.

                               Other Matters

Section 16(a) Beneficial Ownership Reporting Compliance

Based on a review of our records, all reports required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis.

Shareholder Proposals for the 1998 Annual Meeting

If you want to submit proposals for possible inclusion in the Company's 1998 Proxy Statement, you must do so on or before August 31, 1998

Solicitation

Finet  is soliciting this proxy on behalf of its Board of Directors.   This
solicitation is being made by mail but also may be made by telephone or in person.

Shareholder List

A shareholder list will be available for your examination during normal business hours at the Company's offices.

Revocability of Proxy

You may revoke the enclosed proxy by filing written notice of revocation with the Company or by providing a later executed proxy.

                   SUPPLEMENTAL STOCKHOLDER INFORMATION

Annual Meeting
On  Thursday, November 20, 1997, at
3:00  p.m. PST, the annual  meeting
of  shareholders will  be  held  at     Secretary
3021  Citrus Circle, Walnut  Creek,     Finet Holdings Corporation
CA 94598.  Requests for proxies are     3021 Citrus Circle
being  sent to shareholders  on  or     Walnut Creek, CA 94598
about November 6, 1997
                                        The Company also makes available to
Stock Transfer Agent                    shareholders copies of its Form 10-
Continental Stock Transfer &  Trust     Q   reports.   These  reports   are
Co.                                     available  in  September,  December
2 Broadway                              and March.
New York, NY 10004
Telephone: 212-509-4000                 Investor Inquiries
                                        For    those   seeking   additional
Stock Exchange Listing                  information about the corporation:
On  October  29, 1997, the  Company
was  notified that its  application     Institutional     analysts      and
to  have its common stock listed on     representatives    of     financial
the Nasdaq SmallCap Market had been     institutions should contact:
approved.    Completion   of    the
listing  procedure is  expected  in     Director of Investor Relations
early November, 1997.                   Finet Holdings Corporation
                                        3021 Citrus Circle
Number of shareholders                  Walnut Creek, CA 94598
Shareholders of record  at  October     Telephone: (510) 988-6550
31, 1997 total approximately 600.       Facsimile:  (510) 934-2903
                                        E-mail: finetir@monument.com
Common Stock Price Range
The Company's share price closed at     Individual   shareholders    should
$2.50 at fiscal year end April  30,     contact:
1997.   Subsequent quarterly  price
ranges of Finet common stock on the     Secretary
OTC  Bulletin Board, the  principal     Finet Holdings Corporation
market on which the stock has  been     3021 Citrus Circle
traded, were:                           Walnut Creek, CA 94598
                                        Telephone: (510) 988-6550
Quarter High Low
First $5.125 $2.625                     Internet Sites
Second $7.5635 $2.875
                                        http://www.finetholdings.com
Publications for Shareholders           http://www.iQualify.com
Single   copies  of  the  Company's     http://www.theptn.com
annual  report for the  year  ended     http://www.pamn.com
April  30,  1997 on Securities  and     http://www.monument.com
Exchange   Commission   Form   10-K     http://www.homeseekers.com (a
(without  exhibits) was  mailed  to     marketing partner)
all   shareholders  of  record   in
October,  1997.   A  copy  will  be
provided    without    charge    to
shareholders  upon written  request
to:

                          DIRECTORS AND OFFICERS

DIRECTORS

Jose Maria Salema Garcao,     Director and Chairman
Jose Filipe Guedes       Director
Stephen J. Sogin         Director
Jan Hoeffel              Director
S. Lewis Meyer      Director
James W. Noack      Director
L. Daniel Rawitch        Director

OFFICERS

L. Daniel Rawitch        Chief Executive Officer
Jan Hoeffel              President, Secretary
George P. Winkel         Executive Vice President, Chief Financial Officer
James W. Noack      Executive Vice President, Chief Information Officer
D. Allen Malmuth         Vice President, General Counsel
Katherine L. Carroll          Controller
Paige Lane               Assistant Secretary

                                  BALLOT

Your shareholder vote is important ! Please vote, sign and mail your proxy (this page) in the enclosed postage-paid envelope today.

Item 1. Election of Directors

     Jose Maria Salema Garcao      Jose Filipe Guedes
     Stephen J. Sogin              Jan Hoeffel
     S. Lewis Meyer           James W. Noack
     L. Daniel Rawitch
     [ ] For all nominees listed above except as marked to the contrary
       To withhold authority to vote for any individual nominee, line out that nominee's name above.
[  ] Withhold authority to vote for all nominee's above.

Item 2. Ratification of selection of Reuben E. Price & Co. as independent auditors
[  ] For
[  ] Against
[  ] Abstain

Item 3. Approval of Option Plan Amendment
[  ] For
[  ] Against
[  ] Abstain

The undersigned shareholder of Finet Holdings Corporation does hereby appoint L. Daniel Rawitch and Jan Hoeffel, and each of them, as attorneys-in-fact and proxies of the undersigned, with full powers of substitution, to attend the Annual Shareholders Meeting of Finet Holdings Corporation to be held November 20, 1997 at 3021 Citrus Circle, Walnut Creek, CA 94598 at 3:00 P.M. PST and at all adjournments thereof, and to vote the shares held in the name of the undersigned on the record date for said meeting for the matters specified above. Said attorneys-in fact shall vote in accordance with their best judgment as to any other matter. The shares represented hereby will be voted as indicated above or FOR if no choice is indicated.

Please sign exactly as your name appears on your stock certificate or securities account, as applicable. When signing as a custodian, attorney, executor, administrator, trustee, etc., please give your full title as such. All joint owners should sign. If the account is registered in the name of a corporation, partnership or other entity, a duly authorized individual must sign on its behalf and give title.

Dated: _________________________________, 1997


Signature: ____________________________________


Signature: ____________________________________